CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") filed by Merrill Merchants Bancshares, Inc. (the "Company") of our report dated January 16, 1998, included in the Company's registration statement filed on Form SB-2 and to all references to our firm included in this Registration Statement.


                                                /s/ Berry, Dunn, McNeil & Parker
                                                --------------------------------
                                                Berry, Dunn, McNeil & Parker

Bangor, Maine
September 17, 1998